                                                                   EXHIBIT 10.13

                           QWEST HOLDING CORPORATION

                          GROWTH SHARE PLAN AGREEMENT


     THIS AGREEMENT is made and entered into as of January 1, 1997, by and between Qwest Holding Corporation (the "Company") and Joseph P. Nacchio (the "Participant").

     WHEREAS, the Company has adopted the Qwest Holding Corporation Growth Share Plan, as amended effective October 1, 1996 (the "Plan"), and

     WHEREAS, the Plan requires that an Agreement be entered into between the Company and the Participant setting out certain terms and benefits of the Plan as they apply to the Participant;

     NOW, THEREFORE, the Company and the Participant hereby agree as follows:

     1. The Plan is hereby incorporated into and made a part of this Agreement as though set forth in full herein. Capitalized terms that are used herein shall have the meanings assigned to such terms by the Plan, unless another definition is specified in this Agreement. The parties shall be bound by, and have the benefit of, each and every provision of the Plan, including but not limited to the provisions relating to amendment and termination of the Plan which are set forth in the Plan. Certain provisions contained in the Plan are modified by the terms and provisions of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the provisions of this Agreement shall prevail. The Plan and this Agreement are intended to provide to the Participant the benefits of a stock appreciation right with respect to the Growth Shares granted hereunder.

     2. The beginning of the Performance Cycle for Growth Shares granted under this Agreement will be January 1, 1997.

     3. The end of the Performance Cycle for Growth Shares granted under this Agreement will be December 31, 2001.

     4. The Participant is hereby granted 300,000 Growth Shares under this Agreement. The total number of Growth Shares available for issuance shall at no time exceed 10,000,000 Growth Shares.

     5. The Beginning Company Value for the purpose of determining the value of the grant, determined as of January 1, 1997, is $1,000,000,000 (one billion dollars) The parties agree that neither party has made any representations or warranties to the other party with respect to the amount of the Beginning Company Value or the Ending Company Value, respectively. The parties also acknowledge that the actual value of the Company, or that the value of the assets of the Company less its liabilities, in each case as of January 1, 1997, may be more or less than the Beginning Company Value stated above.

     6. (a) Except as set forth below in subparagraphs (b) and (c) below, Growth Shares granted under this Agreement will vest according to the following schedule:

 Period of Time (Years)
 Since January 1, 1997    Annual Vesting   Cumulative Vesting
------------------------  ---------------  -------------------

           1                    20%               20%
           2                    20%               40%
           3                    20%               60%
           4                    20%               80%
           5                    20%              100%

          (b) If the Participant's employment with the Company is terminated by the Company for any reason other than "Cause" (as defined in the Employment Agreement between the Company and the Participant dated as of December 21, 1996 (the "Employment Agreement")), or if the Participant terminates his employment for "Good Reason" (as defined in the Employment Agreement), the Participant shall Vest in one-twelfth of the 20% of the Growth Shares subject to annual vesting for the calendar year of termination for each full month of employment by the Company during such calendar year. The definition of "Cause" contained in the Plan shall be replaced by the definition of "Cause" contained in Paragraph 4(b) of the Employment Agreement.

          (c) If the Participant's employment with the Company terminates because of the Participant's death, "Disability" (as defined in the Employment Agreement) or Retirement, the Participant shall be 100% Vested with respect to his Growth Shares. The definition of "Permanent Disability" in the Plan shall be replaced by the foregoing definition of "Disability".

          (d) Sections 7.3 and 7.4 and the third sentence of Section 8.2 of the Plan shall not apply to the Participant with respect to his Growth Shares. The Growth Shares of the Participant shall not be subject to forfeiture pursuant to such provisions.

          (e) Notwithstanding the provisions of Section 7.2 of the Plan, the Participant shall not become 100% Vested in his Growth Shares upon the occurrence of a Change of Control unless, following the Change of Control, the Participant's employment with the Company is terminated by the Company without "Cause" or the Participant terminates his employment for "Good Reason" (as defined in the Employment Agreement, provided that the occurrence of a "Change of Control" shall not constitute "Good Reason" for purposes of this subparagraph 6(e)). Upon the occurrence of a Change of Control, the Growth Shares of the Participant will remain subject to the Vesting provisions of Section 7 of the Plan, as amended or modified by this Paragraph 6.

     7. If the Participant's employment with the Company is terminated for "Cause," the Participant shall forfeit the Growth Shares that are not vested in accordance with the provisions of paragraph 6 above and shall become entitled to payment with respect to his Vested Growth Shares based upon the Ending Company Value determined as of the end of the immediately preceding calendar year. Ending Company Value shall be determined in accordance with Section

8.1 of the Plan and payment shall be made in accordance with the remaining provisions of Section 8, as modified by this Agreement. Ending Company Value shall be determined as soon as practicable following the date of the Participant's termination of employment, but in no event later than 90 days after the date of termination.

     8. The definition of "Change of Control" contained in the Plan shall be replaced by the definition of Change of Control contained in Paragraph 4(d)(4) of the Employment Agreement.

     9. The provisions of clauses (ii) and (iii) of Section 2.1(x) of the Plan, whereby a termination of the Plan or a Change of Control constitutes a Triggering Event, shall not apply with respect to the Participant's Growth Shares.

     10.  In addition to the events set forth in Section 2.1(x) of the Plan, the
following shall also constitute a "Triggering Event":   The payment of dividends
or other distributions with respect to the outstanding stock of the Company (other than such dividends or distributions with respect to the outstanding stock of the Company that are not, in the aggregate, in excess of the amount of equity contributions to the capital of the Company, whether in the form of capital contributions, purchases of stock, or otherwise, made by Anschutz Company, its affiliates or another equity investor in the Company subsequent to the Effective Date) subsequent to the date as of which Beginning Company Value is determined for a grant of Growth Shares that exceed, in the aggregate, the greater of (a) $200,000,000 or (b) 50% or more of the sum of (i) the greater of the Beginning Company Value with respect to that grant of Growth Shares or the Appraised Value of the Company pursuant to subsection 2.1(c), if any, subsequent to the grant of such Growth Shares, plus (ii) the increase in the Company's retained earnings since the date of grant of the Growth Shares or the date as of which Appraised Value was calculated if Appraised Value is the greater amount under (i) above. The Board may cause a determination of Appraised Value to be made for purposes of this provision at any time.

     11. In the case of a Triggering Event described above in Paragraph 10 of this Agreement, the Ending Company Value will be the Appraised Value of the Company as of the last day of the month immediately prior to or coincident with the date on which such dividend is paid, provided, however, that if all classes of the Company's outstanding common equity securities are traded on an established securities market as of the time Ending Company Value is to be determined and the Company is subject to the reporting and disclosure requirements of the Exchange Act, the Ending Company Value will be determined by multiplying the per share Market Value of such outstanding equity securities on the date of the Triggering Event by the total number of such securities outstanding at the time of the Triggering Event.

     12. The following provision shall be added to Section 6 of the Plan and shall apply to the Participant's Growth Shares:

          6.4  Adjustment of Number of Growth Shares.  Upon changes in the
               -------------------------------------
     outstanding common stock of the Company by reason of a merger, consolidation (whether or not the Company is the surviving corporation), a combination or exchange of shares, separation, reorganization or liquidation, the aggregate number of Growth Shares available under the Plan for awards and the outstanding

     Growth Share grants shall, in each case, be correspondingly adjusted by the Board in order to equitably reflect any such changes.

     13. The following provisions shall be added to Section 7.2 of the Plan and shall apply to the Participant's Growth Shares:

     Upon the occurrence of a Triggering Event described above in Paragraph 10 of this Agreement, the Participant shall become 100% Vested in a percentage of his Growth Shares equal to the percentage of Ending Company Value distributed to the shareholders of the Company in the form of dividends, as described in Paragraph 10 of this Agreement. The remaining Growth Shares of the Participant, in such an event, shall remain subject to the other Vesting provisions of the Plan, as modified by this Agreement.

     14. The next to the last sentence of Section 8.1 of the Plan shall be replaced by the following sentence with respect to the Participant's Growth
Shares:

     For purposes of clause (C) above, a merger or other reorganization where the shareholders of the Company immediately prior to the transaction own more than 50% of the surviving entity in approximately the same proportions as they owned of the Company immediately prior to the transaction shall be treated as the acquisition of assets for Company stock.

     15. Notwithstanding the other provisions of Section 8 of the Plan, in the case of a Triggering Event described above in Paragraph 10 of this Agreement, the amount payable initially with respect to Vested Growth Shares shall be a percentage of the value determined in accordance with Section 8.1 of the Plan, with such percentage being equal to the percentage of the Ending Company Value distributed to the shareholders of the Company in the form of dividends or otherwise that serves as the Triggering Event. In such a case, the Participant's Growth Shares shall remain subject to the provisions of the Plan and this Agreement and any further payment with respect to such Growth Shares, if any, shall be made in accordance with the applicable provisions of the Plan and this Agreement.

     16. Notwithstanding the provisions of Section 8.3 of the Plan, payment to the Participant with respect to his Growth Shares shall be made in cash (unless the Participant agrees otherwise) unless, at the time of the Triggering Event, the shares of the Company's common stock satisfy the requirements of Section 8.4(b) of the Plan, in which case the provisions of Section 8.4(b) of the Plan shall apply with respect to the payment for the Participant's Growth Shares. Payment to the Participant, in cash or in shares of the Company's Common Stock, as applicable, shall be made no later than thirty (30) days after the final determination of the value of the Participant's Growth Shares.

     17. The provisions of Section 13 of the Plan shall be replaced in their entirety by the following:

          The Board may at any time terminate, and from time to time may amend or modify the Plan. Upon termination of the Plan, no further Growth Shares shall be issued, but the provisions of the Plan shall remain applicable to all Growth Shares then outstanding at the time of Plan termination. No amendment, modification or termination of the Plan shall in any manner adversely affect any Growth Shares theretofore granted under the Plan, without the consent of the Participant holding such Growth Shares.

     18. Notwithstanding the provisions of Section 3 of the Plan, if any dispute arises between the Participant and the Company with respect to the meaning or interpretation of the Plan or this Agreement, such dispute shall be resolved on a de novo basis pursuant to the arbitration provisions contained in
              -- ----
Section 9 of the Employment Agreement.

     19. If the shares of the Company's common stock are actively traded on an established securities market and the Company is subject to the reporting and disclosure requirements of the Securities Exchange Act of 1934, as amended, as provided in Section 8.4(b) of the Plan, the Participant may elect to receive payment for up to 20% of his Vested Growth Shares in shares of the Company's common stock in accordance with the provisions of this Paragraph. The Participant may exercise his election to receive payment for up to 20% of his Vested Growth Shares (taking into account any prior payments made pursuant to this Paragraph) by delivering written notice of such election to the Board during the period beginning on the third business day following the date of release of the Company's quarterly financial data and ending on the twelfth business day following such date (the "Window Period"). The election shall specify the number of Growth Shares with respect to which the Participant has elected to receive payment. The amount of payment to be received by the Participant with respect to such Growth Shares shall be based upon the provisions of Section 8.1 of the Plan, with the Ending Company Value determined by taking the average of the mean between the bid and the asked prices of the Company's common stock, or the closing price, as applicable, on the principal stock exchange on which such common stock is traded, over the trading days included within the Window Period. The Company shall cause a certificate covering the nearest whole number of shares of the Company's common stock with a value so determined to be issued and delivered to the Participant as soon as reasonably practicable following the determination of the value of the Participant's Growth Shares in accordance with the provisions of this Paragraph. The Vested Growth Shares for which the Participant receives payment under this Paragraph shall be canceled and the Participant shall be entitled to no further payments under the Plan with respect to such canceled Growth Shares.

     20. The provisions of Section 11 of the Plan shall not apply with respect to the Participant's Growth Shares.

     21. This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, and the Participant and his Beneficiaries.

     22. This Agreement may be modified or amended only by means of a written instrument executed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

                              QWEST HOLDING CORPORATION


                              By: /s/
                                 ---------------------------------


                              PARTICIPANT

                               /s/
                              ------------------------------------
                                 Joseph P. Nacchio

                    DESIGNATION OF BENEFICIARY FOR PAYMENTS
                      DUE UNDER QWEST HOLDING CORPORATION
                               GROWTH SHARE PLAN

     The undersigned is a Participant in the Qwest Holding Corporation Growth Share Plan, as amended effective October 1, 1996 (the "Plan") established by Qwest Holding Corporation (the "Company").

     Pursuant to Section 10 of the Plan, the undersigned hereby designates the following persons or entities as primary and secondary beneficiaries and primary and secondary appointees as my legal representative of any amount due to me under the Plan with respect to the grant of Growth Shares effective as of January 1, 1997 and payable by reason of my death or disability, respectively:

                                     DEATH
                                     -----

Primary Beneficiary:
--------------------

       Name:                        Address:                 Relationship:

____________________           __________________         ____________________
                               __________________


Secondary (Contingent) Beneficiary:
-----------------------------------

       Name:                        Address:                 Relationship:

____________________           __________________         ____________________
                               __________________


                                   DISABILITY
                                   ----------
Primary Appointee:
------------------

       Name:                        Address:                 Relationship:

____________________           __________________         ____________________
                               __________________


Secondary (Contingent) Appointee:
---------------------------------

       Name:                        Address:                 Relationship:

____________________           __________________         ____________________
                               __________________

THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY OR APPOINTEE DESIGNATION IS HEREBY RESERVED. ALL PRIOR DESIGNATIONS (IF ANY) OF BENEFICIARIES AND APPOINTEES, OF ANY KIND, ARE HEREBY REVOKED.

     The Company shall pay all sums payable under the Plan by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Company shall pay all amounts in accordance with Section 10 of the Plan. In the event that a named beneficiary survives me and dies prior to receiving the entire amount payable under the Plan, then and in that event, the remaining unpaid amount, payable according to the terms of the Plan, shall be payable to the personal representative of the estate of said deceased beneficiary, who survives me, but dies prior to receiving the total amount due under the Plan. This same payment scheme shall apply to Primary and Secondary Appointees except that no amount payable under the Plan shall be paid to the estate of a Primary or Secondary Appointee. Should the Secondary Appointee not survive me and not receive the full amount payable under the Plan, then such remaining amount shall be payable to my guardian or conservator as appointed by a court of competent jurisdiction.

     IN WITNESS WHEREOF, the undersigned has executed this document on the day and year hereinafter indicated, in the presence of the witnesses indicated below who each signed as witnesses in the presence of the undersigned and each other.


                                    ________________________________
                                                   Name


                                    ________________________________
                                                 Signature

                                    ________________________________
                                                    Date
WITNESSES:


______________________________
            Name

______________________________
          Signature

______________________________
            Name

______________________________
          Signature



NOTE: In preparing this Designation of Beneficiary, you should consult with your ---- attorney to determine the appropriate method of designation consistent with your personal estate plan.

                                   AMENDMENT
                                      TO
                          GROWTH SHARE PLAN AGREEMENT

     THIS AMENDMENT is made and entered into effective as of June ___, 1997 (the "Effective Date"), by and between Qwest Communications International Inc., a Delaware corporation (the "Company") and Joseph P. Nacchio (the "Participant").

     WHEREAS, the Company and the Participant entered into a Growth Share Plan Agreement as of January 1, 1997 (the "Agreement") pursuant to the Qwest Holding Corporation Growth Share Plan, executed April 7, 1997 and effective as of October 1, 1996 (the "Growth Share Plan"); and

     WHEREAS, the Agreement and the Growth Share Plan replaced any prior versions of such documents and constitute the currently operative documents with respect to the grant of "Growth Shares" to the Participant, as contemplated by the Employment Agreement between the Company and the Participant dated as of December 21, 1996, as amended; and

     WHEREAS, the Agreement provides that it may be amended by means of a written instrument executed by the parties thereto; and

     WHEREAS, the Company and the Participant wish to amend the Agreement;

     NOW, THEREFORE, the Company and the Participant hereby agree as follows:

     A. The Agreement shall be and hereby is amended, effective as of the Effective Date, in the following respects:

     1. Paragraph 3 of the Agreement is hereby amended in its entirety to provide as follows:

     "The end of the Performance Cycle for Growth Shares granted under this Agreement will be such date occurring on or after January 1, 2001, and before December 31, 2001, as may be determined by the Company and communicated to the Participant in writing. Notwithstanding the provisions of the last sentence of Section 7.2 of the Growth Share Plan, the Participant shall become 100% vested with respect to his Growth Shares on the date determined by the Company pursuant to the immediately preceding sentence to be the end of the Performance Cycle."

     2. A new Paragraph 21 is added to the Agreement, to provide as set forth below, and Paragraph 21 of the Agreement is hereby renumbered as Paragraph 22:

          "21. Section 8.1 of the Growth Share Plan is hereby amended with respect to the Participant's Growth Shares by the addition thereto, at the end, of the following:

     Notwithstanding the foregoing provisions of this Section 8.1, if the pricing meeting (the "Pricing Meeting") at which shares of the common stock of the Company are priced for sale to the public pursuant to an initial underwritten public offering (the "IPO") of the common stock of the Company that is registered under the Securities Act of 1933, as amended, on Registration Statement No. 333-25391 occurs before a Triggering Event with respect to the Participant's Growth Shares, the value of the Participant's Growth Shares shall not exceed the value of such Growth Shares calculated as of the date of the Pricing Meeting as if the Pricing Meeting were a Triggering Event and Ending Company Value were determined by multiplying the per share "market value" (which for this purpose shall mean the per share value at which shares of the Company's common stock are priced at the Pricing Meeting) of such outstanding equity securities by the total number of such securities outstanding immediately following the IPO, provided, however, that the foregoing provision shall become effective at the time that the registration statement for the IPO becomes effective."

     3. Paragraph 19 of the Agreement is hereby amended by amending the second sentence thereof in its entirety to provide as follows:

     "The Participant may exercise his election to receive payment for up to 20% of his Vested Growth Shares (taking into account any prior payments made pursuant to this Paragraph) on and after the fifteenth day following the date on which the Growth Shares Vest by delivering written notice of such election to the Board during the period beginning on the third business day following the date of release of the Company's quarterly financial data and ending on the twelfth business day following such date (the "Window Period")."

     Except as set forth above, the Agreement remains in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have entered into this Amendment effective as of the date first above written.

                              QWEST COMMUNICATIONS
                                 INTERNATIONAL INC.

                                   /s/
                              By_________________________________

                              PARTICIPANT:

                                   /s/
                              ____________________________________
                                    Joseph P. Nacchio

                                       2